                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                          Family Bargain Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                           FAMILY BARGAIN CORPORATION
                            ------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 25, 1997
                            ------------------------

TO OUR STOCKHOLDERS:

     Notice is hereby given that the Annual Meeting of the stockholders of Family Bargain Corporation (the "Company") will be held at the Hyatt La Jolla, 3777 La Jolla Village Drive, San Diego, California, on Wednesday, June 25, 1997 at 10:00 a.m., local time, for the following purposes:

          1. To elect three (3) Class I directors to hold office until the Annual Meeting of Stockholders in 2000 and their successors are elected and qualified.

          2. To consider and ratify the selection of the Company's independent accountants.

          3. To consider and adopt The Family Bargain Corporation 1997 Stock Option Plan.

          4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only stockholders of record at the close of business on May 19, 1997 are entitled to notice of and to vote at the meeting and any adjournment or postponement thereof.

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE READ THE ENCLOSED PROXY STATEMENT AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE IN THE ENCLOSED ENVELOPE. ANY STOCKHOLDER WHO LATER FINDS THAT HE OR SHE CAN BE PRESENT AT THE MEETING, OR FOR ANY REASON DESIRES TO DO SO, MAY REVOKE THE PROXY AT ANY TIME BEFORE IT IS VOTED.

                                          By Order of the Board of Directors,

                                          David P. Stone
                                          Secretary

San Diego, California
May 22, 1997

                           FAMILY BARGAIN CORPORATION
                                4000 RUFFIN ROAD
                          SAN DIEGO, CALIFORNIA 92123
                                 (619) 627-1800
                            ------------------------

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 25, 1997
                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

     Proxies in the form enclosed are solicited by the Board of Directors of Family Bargain Corporation (the "Company") to be voted at the Annual Meeting of Stockholders to be held on June 25, 1997 at 10:00 a.m., local time, at the Hyatt La Jolla, 3777 La Jolla Village Drive, San Diego, California, or any adjournment or postponement thereof (the "Annual Meeting"). The accompanying Notice of Meeting, this Proxy Statement and the form of Proxy are being first sent to stockholders on or about May 22, 1997.

RECORD DATE AND SHARES OUTSTANDING

     Only stockholders of record at the close of business on May 19, 1997 (the "Record Date") are entitled to vote at the Annual Meeting. The Company's Voting Stock consists of the Company's Common Stock and the Company's Series B Junior Convertible Exchangeable Preferred Stock (the "Series B Preferred Stock" and, together with the Common Stock, the "Voting Stock"). Each share of Common Stock is entitled to one vote and each share of Series B Preferred Stock is entitled to 526.09 votes on each proposal that comes before the Annual Meeting. On the Record Date, there were outstanding and entitled to vote 4,929,822 shares of Common Stock ($.01 par value) and 33,465 shares of Series B Preferred Stock ($.01 par value) of the Company.

VOTING AND REVOCABILITY OF PROXIES

     Stockholders do not have cumulative voting rights in the election of directors. The presence (in person or by proxy) of holders of shares of Voting Stock representing a majority of the votes that would be cast if all shares of Voting Stock outstanding and entitled to vote were present and voted constitute a quorum. Shares for which proxies are marked "abstain" will be treated as shares present for purposes of determining the presence of a quorum. Proxies relating to "street name" shares that are voted by brokers on only some of the proposals will be treated as present for purposes of determining the presence of a quorum, but will not be entitled to vote on any proposal as to which the broker does not have discretionary voting power and has not received instructions from the beneficial owner ("broker non-votes"). In tabulating the vote on the election of Directors and Proposals 1 and 2, abstentions and broker non-votes will be disregarded, which will have the effect of reducing the total number of shares from which any required majority is calculated.

     If the enclosed proxy is properly executed and returned, the shares of Voting Stock represented thereby will be voted at the meeting in accordance with the stockholder's instructions. In the absence of voting instructions, the shares of Voting Stock represented by proxy will be voted for the three nominees for director listed in these materials and on the proxy; for the ratification of the selection of the Company's independent accountants; and for the adoption of The Family Bargain Corporation 1997 Stock Option Plan. Any stockholder giving a proxy for the meeting in the accompanying form may revoke it at any time prior to its being voted, by filing with the Secretary of the Company at the Company's principal executive office, 4000 Ruffin Road, San Diego, California 92123, an instrument of revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

SOLICITATION

     Solicitation of proxies may be made by directors, officers and other employees of the Company by mail, telephone, telegram, facsimile or personal contact. No additional compensation will be paid for any such services. Costs of solicitation, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any other information furnished to the stockholders, will be borne by the Company. The Company will, upon request, reimburse the reasonable charges and expenses of brokerage houses or other nominees or fiduciaries for forwarding proxy materials to, and obtaining authority to execute proxies from, beneficial owners for whose account they hold shares of Voting Stock.

STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

     Stockholder proposals intended to be presented at the 1998 Annual Meeting of Stockholders must be received by the Company no later than January 20, 1998. Proposals may be mailed to the Company, to the attention of David P. Stone, Secretary, Family Bargain Corporation, 4000 Ruffin Road, San Diego, California 92123.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Company's Voting Stock as of May 16, 1997: (i) by each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Voting Stock; (ii) by each of the Company's directors; (iii) by each of the Company's executive officers named in the Summary Compensation Table herein (the "Named Executive Officers"); and (iv) by all directors and executive officers as a group. Except as otherwise indicated, the Company believes that the beneficial owners of the securities listed below, based on information furnished by such owners, have sole investment and voting power with respect to the Voting Stock shown as being beneficially owned by them.

  (a) Security Ownership of Certain Beneficial Owners.

                                                                            AMOUNT
                                                                              AND
                                                                           NATURE OF
                                             NAME AND ADDRESS OF           BENEFICIAL    PERCENT OF
          TITLE OF CLASS                     BENEFICIAL OWNER(1)           OWNERSHIP      CLASS(2)
----------------------------------    ---------------------------------    ---------     ----------
Common Stock......................    Three Cities Fund II L.P.            3,737,609(3)     44.3
                                      Three Cities Offshore II C.V.        6,321,101(4)     58.2
                                      Terfin International, Ltd.           2,514,546(5)     34.5
                                      TCR Offshore Associates L.P.         6,321,101(4)     58.2
                                      TCR Associates L.P.                  3,737,609(3)     44.3
                                      Willem F.P. de Vogel                 3,737,609(3)     44.3
                                      Kennedy Capital Management, Inc.       407,000(6)      8.3
                                      10829 Olive Blvd.
                                      St. Louis, MO 63141
Series B Preferred................    Three Cities Fund II L.P.                6,665(7)     19.9
                                      Three Cities Offshore II C.V.           11,272(8)     33.7
                                      Terfin International, Ltd.               4,484(9)     13.4
                                      TCR Offshore Associates L.P.            11,272(10)    33.7
                                      TCR Associates L.P.                      6,665(11)    19.9
                                      Willem F.P. de Vogel                     6,665(11)    19.9
                                      Bank of New York as Trustee              2,243(12)     6.7
                                      for Employees Retirement
                                      Plan of Brooklyn Union
                                      Gas Co.(12)

---------------
 1. Except as otherwise indicated, the address of the Beneficial Owners is c/o Three Cities Research, Inc., 135 East 57 Street, New York, NY 10022. For information concerning the beneficial ownership of shares by Messrs. J. William Uhrig, H. Whitney Wagner and Thomas G. Weld, see the following table concerning Security Ownership of Directors, et. al.

 2. With respect to the Company's Common Stock, percent of class is calculated pursuant to Rule 13d-3 promulgated under the Securities Exchange Act of 1934 ("Rule 13d-3") based on 4,929,822 shares outstanding on the Record Date. With respect to the Company's Series B Preferred Stock, percent of class is calculated based on 33,465 shares outstanding on the Record Date.

 3. Information obtained from Schedule 13D/A, filed with the Securities and Exchange Commission (the "SEC") on April 7, 1997 by Three Cities Fund II L.P. ("Fund II"), TCR Associates L.P. ("TCR Associates"), Willem F.P. de Vogel and Thomas G. Weld. Includes 3,506,411 shares of Common Stock issuable upon conversion of 6,665 shares of Series B Preferred held. All shares are held by Fund II. TCR Associates, as general partner of Fund II, and Mr. de Vogel, as general partner of TCR Associates, are each deemed, pursuant to Rule 13d-3, to have beneficial ownership of all shares held by Fund II. Fund II, TCR Associates and Mr. de Vogel all report shared voting power and shared dispositive power with respect to such shares.

 4. Information obtained from Schedule 13D/A, filed with the SEC on April 4, 1997 by Three Cities Offshore II C.V. ("Offshore II"), TCR Offshore Associates L.P. ("Offshore Associates"), J. William Uhrig and H. Whitney Wagner. Includes 5,930,122 shares of Common Stock issuable upon conversion of 11,272 shares of Series B Preferred held. All shares are held by Offshore
    II. Offshore Associates as general partner of Offshore II is deemed, pursuant to Rule 13d-3, to have beneficial ownership of all shares held by Offshore II. Offshore II and Offshore Associates report shared voting power and shared dispositive power with respect to such shares.

 5. Information obtained from Schedule 13D/A, filed with the SEC on April 4, 1997 by Terfin International Ltd. ("Terfin"). Includes 2,359,002 shares of Common Stock issuable upon conversion of 4,484 shares of Series B Preferred held.

 6. Information obtained from Schedule 13G, filed with the SEC on February 10, 1997. Kennedy Capital Management, Inc., a registered investment advisor, reports sole voting power with respect to 212,000 of such shares and sole dispositive power with respect to all shares held.

 7. Information obtained from Schedule 13D/A. Fund II reports shared voting power and shared dispositive power with respect to such shares.

 8. Information obtained from Schedule 13D/A. Offshore II reports shared voting power and shared dispositive power with respect to such shares.

 9. Information obtained from Schedule 13D/A.

10. Offshore Associates as general partner of Offshore II is deemed, pursuant to Rule 13d-3, to have beneficial ownership of the 11,272 shares of Series B Preferred held by Offshore II. Offshore Associates reports shared voting power and shared dispositive power with respect to such shares.

11. TCR Associates as general partner of Fund II and Mr. de Vogel as general partner of TCR Associates, are each deemed, pursuant to Rule 13d-3, to have beneficial ownership of the 6,665 shares of Series B Preferred held by Fund
    II. TCR Associates and Mr. de Vogel report shared voting power and shared dispositive power with respect to such shares.

12. Information obtained from Exhibits 3 and 4 of Schedule 13D/A filed with the SEC by Terfin on April 4, 1997. Bank of New York's address is not specified in such filing.

  (b) Security Ownership of Directors, Named Executive Officers, and Officers and Directors as a Group.

                                                             AMOUNT AND
                                                             NATURE OF
                                    NAME OF                  BENEFICIAL     PERCENT OF
TITLE OF CLASS                  BENEFICIAL OWNER             OWNERSHIP       CLASS(1)
-------------------    ----------------------------------    ----------     ----------
Common Stock           James M. Baker                            17,000(2)        *
                       John J. Borer III                        249,669(3)      4.8
                       William F. Cass                           10,000(2)        *
                       Peter V. Handal                           21,323(4)        *
                       Denis LeClair                             17,583           *
                       B. Mary McNabb                            37,500(5)        *
                       William W. Mowbray                       110,000(2)      2.2
                       Ronald Rashkow                            58,976(6)      1.2
                       James D. Somerville                       19,000           *
                       J. William Uhrig                       6,330,429(7,8)    58.2
                       H. Whitney Wagner                      6,321,101(7)     58.2
                       Thomas G. Weld                         3,737,609(9,10)    44.3
                       Officers and Directors as a Group     10,697,085(11)    71.6
Series B Preferred     James M. Baker                               150           *
                       John J. Borer III                             90           *
                       William F. Cass                               50           *
                       Peter V. Handal                              250           *
                       B. Mary McNabb                               200           *
                       William W. Mowbray                           500         1.5
                       Ronald Rashkow                               350(12)     1.0
                       James D. Somerville                          750         2.2
                       J. William Uhrig                          11,272        33.7
                       H. Whitney Wagner                         11,272        33.7
                       Thomas G. Weld                             6,665        19.9
                       Officers and Directors as a Group         20,742        62.0

---------------
 *  Less than 1%.

 1. With respect to the Company's Common Stock, percent of class is calculated pursuant to Rule 13d-3 based on 4,929,822 shares outstanding on the Record Date. With respect to the Company's Series B Preferred Stock, percent of class is based on 33,465 shares outstanding on the Record Date.

 2. Reflects solely shares which the named officer has a right to acquire within 60 days through the exercise of stock options.

 3. Includes 20,000 shares which Mr. Borer has a right to acquire within 60 days through the exercise of stock options; 5,330 shares issuable upon conversion of 2,000 shares of Series A Preferred Stock held by Mr. Borer; and 221,228 shares issuable upon conversion of 83,000 shares of Series A Preferred Stock which Mr. Borer has a right to acquire within 60 days through the exercise of a warrant.

 4. Reflects solely shares of Common Stock issuable upon conversion of 8,000 shares of Series A Preferred Stock held by Mr. Handal.

 5. Includes 25,000 shares which the named officer has a right to acquire within 60 days through the exercise of stock options.

 6. Includes 5,500 shares held by Mr. Rashkow's wife; 42,646 shares issuable upon conversion of 16,000 shares of Series A Preferred Stock held by Mr. Rashkow; and 5,330 shares issuable upon conversion of 2,000 shares of Series A Preferred Stock held by members of Mr. Rashkow's immediate family.

 7. Information obtained from Schedule 13D/A, filed with the SEC on April 4, 1997 by Offshore II, Offshore Associates, and Messrs. Uhrig and Wagner. Includes 5,930,122 shares of Common Stock issuable upon conversion of 11,272 shares of Series B Preferred held. All shares are held by Offshore II. Messrs. Uhrig and Wagner, in their capacity as general partners of Offshore Associates, the general partner of Offshore II, are deemed, pursuant to Rule 13d-3, to have beneficial ownership of all shares held by Offshore II. Messrs. Uhrig and Wagner both report shared voting power and shared dispositive power with respect to such shares.

 8. Mr. Uhrig's beneficial ownership also includes 9,328 shares issuable upon conversion of 3,500 shares of Series A Preferred Stock held directly by Mr. Uhrig.

 9. Information obtained from Schedule 13D/A, filed with the SEC on April 7, 1997 by Fund II, TCR Associates and Messrs. de Vogel and Weld. Includes 3,506,411 shares of Common Stock issuable upon conversion of 6,665 shares of Series B Preferred held. All shares are held by Fund II. Mr. Weld, in his capacity as general partner of TCR Associates, the general partner of Fund II, is deemed, pursuant to Rule 13d-3, to have beneficial ownership of all shares held by Fund II. Mr. Weld reports shared voting power and shared dispositive power with respect to such shares.

10. Mr. Weld's beneficial ownership also includes 7,996 shares issuable upon conversion of 3,000 shares of Series A Preferred Stock held directly by Mr. Weld.

11. Includes 9,436,533 shares of Common Stock issuable upon conversion of the 17,937 shares of Series B Preferred deemed to be beneficially owned by Messrs. Uhrig, Wagner and Weld pursuant to Rule 13d-3; 91,953 shares of Common Stock issuable upon conversion of the 34,500 shares of Series A Preferred Stock held in the aggregate by Messrs. Borer, Handal, Rashkow, Uhrig and Wagner and Mr. Rashkow's immediate family; 5,500 shares held by Mr. Rashkow's wife; 252,000 shares which officers and directors of the Company have the right to acquire within 60 days through the exercise of stock options; and 221,228 shares issuable upon conversion of 83,000 shares of Series A Preferred Stock which Mr. Borer has the right to acquire in 60 days through the exercise of a warrant.

12. Includes 250 shares held by members of Mr. Rashkow's immediate family.

CHANGE IN CONTROL

     In January, 1997, the Company sold $22 million of its Series B Preferred Stock to three funds (the "Three Cities Funds") advised by Three Cities Research, Inc. ("TCR") at $1,000 per share (the "TCR Transaction"). The Three Cities Funds also committed to purchase 5,000 additional Series B Preferred shares at $1,000 per share from the Company (the "TCR Commitment") and were issued a ninety-day option to purchase up to 5,000 additional shares of Series B Preferred Stock at an exercise price of $1,000 per share (the "TCR Option").

     The Series B Preferred Stock ranks junior to the Company's Series A 9 1/2% Cumulative Convertible Preferred Stock (the "Series A Preferred Stock") and senior to its Common Stock with respect to the payment of dividends and distribution of assets upon liquidation, dissolution or winding up. The Series B Preferred Stock is convertible, at the option of the holder, beginning 30 days after all the Series A Preferred Stock is converted or redeemed or upon a change of control of the Company. The conversion price per share, which is subject to adjustment under certain circumstances pursuant to antidilution provisions, is currently 526.09 shares of Common Stock per share of Series B Preferred Stock. The Series B Preferred Stock votes together with the Common Stock on all matters, with the Series B Preferred Stock having a number of votes equal to the number of shares of Common Stock into which it may eventually be converted. The Series B Preferred Stock pays no dividends until January 2002. Beginning in 2002, the Company is obligated to pay a dividend to holders of the Series B Preferred Stock in the amount of $60 per share, subject to increases of $20 per share every year thereafter until 2005 up to a maximum of $120 per share. Annual cash dividends may be required prior to 2002 or in amounts greater than otherwise required prior to or after 2002 in the event the Company defaults on its revolving credit facilities or declares a dividend on its Common Stock.

     The Three Cities Funds also consummated the purchase of 668,780 shares of Common Stock and 88,725 shares of Series A Preferred Stock from Benson A. Selzer, John A. Selzer, Joseph Eiger (former Chairman,

Chief Executive Officer and Vice Chairman of the Company, respectively, and together, the "Former Executives") and their affiliates for aggregate consideration of $2,990,000. Messrs. Selzer and Mr. Eiger agreed to cancel all of their stock options and no longer hold any equity interest in the Company. The Three Cities Funds have since converted the 88,725 shares of Series A Stock so acquired into Common Stock.

     Concurrent with the TCR Transaction, the Company consummated its agreements with the Former Executives, whereby Mr. Eiger and Messrs. Selzer resigned as officers and directors, terminated their employment, bonus and retirement arrangements with the Company and agreed not to compete with the Company. The Company paid Mr. Eiger and Messrs. Selzer $7.1 million to terminate their employment agreements and their bonus and retirement plans and paid them $1.7 million for their agreements not to compete. William W. Mowbray, who had been president and Chief Executive Officer of the Company's principal operating subsidiaries, became the President and Chief Executive Officer of the Company.

     In connection with the change of control that resulted from the TCR Transaction, the Company redeemed the rights under its Shareholder Rights Plan. Before the redemption, each share of Common Stock was accompanied by one right. As a result of the redemption, holders of Common Stock received a payment of $.001 for each right redeemed.

     9,600 additional shares of Series B Preferred Stock were sold by the Company at $1,000 per share to a group of private investors and certain Directors of the Company during the months of February and March 1997 pursuant to the TCR Commitment and TCR Option, which were assigned to such purchasers by the TCR Funds. These transactions were exempt from registration under the Securities Act of 1933 and resulted in aggregate proceeds to the Company of $9,600,000. 1,865 additional shares of Series B Preferred Stock were sold by the Company in March 1997 to its senior employees and officers (of which 900 were sold to the Named Executive Officers) at $1,000 per share, paid in the form of full-recourse notes receivable secured by a lien on the issued stock.

     In connection with the change in control, Edwin C. Nevis and Francis Warburton also resigned as directors of the Company, and J. William Uhrig, H. Whitney Wagner and Thomas G. Weld, all managing directors of TCR, were elected directors of the Company effective January 19, 1997. The Company's Board now consists of Messrs. Uhrig, Wagner and Weld, together with Peter V. Handal, Ronald Rashkow and James D. Somerville (who were elected by the Board in February 1997), William W. Mowbray (who became President and Chief Executive Officer of the Company) and John J. Borer III (who was a director prior to the TCR Transaction). The Company also moved its headquarters from New York to San Diego.

     As a result of these transactions, as of the Record Date, the TCR Funds owned 67.0% of the Company's Series B Preferred Stock (representing approximately 52.3% of the Company's votes) and 15.8% of its outstanding Common Stock (representing approximately 3.5% of the Company's votes), and the Company's officers, in the aggregate, owned 6.3% of the Company's Series B Preferred Stock (representing approximately 4.9% of the Company's votes).

                       PROPOSAL 1:  ELECTION OF DIRECTORS

     The Board is divided into three classes. Directors are elected, by class, for three year terms. Successors to the class of directors whose term expires at any annual meeting shall be elected for three-year terms. Each of Messrs. James
D. Somerville, H. Whitney Wagner and Thomas G. Weld is nominated as a member of Class I, to serve for a three-year term until the Annual Meeting of Stockholders in 2000 and until his successor is elected and qualified.

     Each of the nominees has indicated that he is willing and able to serve as a director. It is intended that, unless contrary instructions are given thereon, all proxies submitted in the accompanying form will be voted for the election of the three nominees. If any nominee becomes unable or unwilling to serve, the accompanying proxy may be voted for the election of such other person as shall be designated by the Board of Directors. The proxies being solicited will be voted for no more than three nominees at the Annual Meeting. Each director will be elected by a plurality of the votes cast, in person or by proxy, at the Annual Meeting, assuming a quorum is present. Stockholders do not have cumulative voting rights in the election of directors.

DIRECTORS

     The following table sets forth certain information regarding each nominee for election as a director and each director whose term of office will continue after the Annual Meeting.

                                                                                   EXPIRATION OF
NAME                                  AGE                  POSITION               TERM AS DIRECTOR
----------------------------------    ---     ----------------------------------  ----------------
James D. Somerville...............    55      Chairman of the Board                     1997
William W. Mowbray................    57      President and Chief Executive             1999
                                              Officer
John J. Borer III.................    39      Director                                  1999
Peter V. Handal...................    54      Director                                  1998
Ronald Rashkow....................    56      Director                                  1998
J. William Uhrig..................    35      Director                                  1998
H. Whitney Wagner.................    41      Director                                  1997
Thomas G. Weld....................    34      Director                                  1997

     James D. Somerville Mr. Somerville has been a director and Chairman of the Board of the Company since February 1997. He has more than 30 years of broad-based experience in both consulting and general management. Since 1996, Mr. Somerville has headed his own firm, Somerville & Associates, consulting to senior management and Boards of Directors. He also serves as Chairman of the Board of American Re-Manufacturers, Inc. From 1991 until 1996, he served as Executive Vice President of BET, Inc. and as a director of BET plc, an international services conglomerate.

     William W. Mowbray Mr. Mowbray has been President and Chief Executive Officer of the Company since January 1997 and a director of the Company since November 1995. From September 1996 to December 1996, he served as Chief Operating Officer of the Company and from May 1994 to September 1996 he served as Chief Financial Officer of the Company. Mr. Mowbray also served as President and Chief Executive Officer of General Textiles from June 1995 to December 1996 and of Factory 2-U from its acquisition by the Company in November 1995 to December 1996. Prior thereto, he served as Executive Vice President and Chief Financial Officer of General Textiles since July 1991. General Textiles filed for Chapter 11 Reorganization in July 1992 and emerged from Chapter 11 Reorganization in May 1993.

     John J. Borer III Mr. Borer has been a director of the Company since August 1994. Mr. Borer has also been a Managing Director of Rodman and Renshaw, Inc., an investment banking firm, since October 1991.

     Peter V. Handal Mr. Handal has been a director of the Company since February 1997. Since 1990, he has been President of COWI International Group (a managing consulting firm). Mr. Handal is also a partner in Carlisle & Handal International (consultants and advisors on matters relating to international business), Chief Executive Officer of J4P Associates (a real estate developer), and President of Fillmore Leasing Company, Inc. (which leases automobiles, computers and warehouse equipment). He serves on the Boards of Cole National Corporation, Jos. A. Bank Clothiers, Perry Ellis International and Graham-Field Health Products, Inc.

     Ronald Rashkow Mr. Rashkow has been a director of the Company since February 1997. He has been a principal of Chapman Partners, L.L.C., an investment banking firm, since its founding in September 1995. For more than five years prior thereto, he served as Chief Executive Officer and Chairman of the Board of Directors of Handy Andy Home Improvement Centers, Inc. (a building supply retailer started by his family in 1946 and consensually liquidated in
1996). Mr. Rashkow is also a director of Garden Ridge Corporation, a specialty retailing company ("Garden Ridge"). From 1989 to 1993, Mr. Rashkow was a director, vice president and consultant to Spirit Holdings Company, Inc. and its two operating subsidiaries, Central Hardware Company, Inc. and Witte Hardware Corporation (each a retailer and wholesaler of hardware and building materials). Spirit Holdings Company, Inc., Central Hardware Company, Inc. and Witte Hardware Corporation filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code in March 1993 and emerged from bankruptcy in February 1994.

     J. William Uhrig Mr. Uhrig has been a director of the Company since January 1997. Mr. Uhrig has been a Managing Director of TCR since 1991. Mr. Uhrig joined TCR in 1984. Mr. Uhrig also serves on the board of directors of MLX Corp., a holding company ("MLX").

     H. Whitney Wagner Mr. Wagner has been a director of the Company since January 1997. He has been a Managing Director of TCR, since 1989. He joined TCR in 1983 and was elected a Vice President in 1986. Mr. Wagner also serves on the boards of directors of MLX and Garden Ridge.

     Thomas G. Weld Mr. Weld has been a director of the Company since January 1997. Mr. Weld has been a Managing Director of TCR since 1993. From 1988 until 1993, Mr. Weld was an associate with McKinsey and Company, a management consulting firm.

EXECUTIVE OFFICERS

     The following table sets forth certain information concerning the executive officers of the Company, other than Messrs. Mowbray and Somerville who are listed in the table above.

                                                                            OFFICER OF THE
                                                                          COMPANY AND/OR ITS
    NAME                                          POSITION                SUBSIDIARIES SINCE
    --------------------------------  --------------------------------    ------------------
    B. Mary McNabb..................  Executive Vice President --                1990
                                      Merchandising for General
                                      Textiles and Factory 2-U
    William F. Cass.................  Executive Vice President --                1996
                                      Operations for General Textiles
                                      and Factory 2-U
    James M. Baker..................  Treasurer                                  1991
    Denis LeClair...................  Vice President -- Divisional               1991
                                      Merchandise Manager for General
                                      Textiles and Factory 2-U

     B. Mary McNabb, Executive Vice President of Merchandising for General Textiles and Factory 2-U, joined General Textiles in 1990.

     William F. Cass, Executive Vice President of Operations for General Textiles and Factory 2-U, joined the Company in March 1996. Prior to joining the Company, Mr. Cass held positions as Managing Director, Director of New Business Development and Senior Vice President of Merchandising at Clothestime.

     James M. Baker, has been Treasurer of the Company since February 1997. Mr. Baker is also the Chief Financial Officer for General Textiles and Factory 2-U. Mr. Baker joined General Textiles in May 1991.

     Denis LeClair, Vice President of Merchandising for General Textiles and Factory 2-U, joined General Textiles in 1991.

INDEBTEDNESS OF MANAGEMENT

     On March 20, 1997, the Company sold 1,865 shares of Series B Preferred Stock to its senior employees and officers (of which 900 were sold to the Named Executive Officers) at a purchase price of $1,000 per share, which was paid in the form of full-recourse notes receivable secured by the issued stock. The notes accrue interest at 8% per annum and require principal payments equivalent to 16.25% of the annual bonus of each purchaser and a balloon payment of the unpaid principal and interest at maturity. The notes mature in March 2002.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under SEC rules, the Company's directors, executive officers and beneficial owners of more than 10% of any Family Bargain Corporation equity security are required to file periodic reports of their ownership, and changes in that ownership, with the SEC. Based solely on its review of copies of these reports and representations of such reporting persons, the Company believes during the fiscal year ended February 1, 1997 ("Fiscal 1997"), such SEC filing requirements were satisfied.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The firm of Rodman & Renshaw, of which Mr. John J. Borer III, a director of the Company, is a Managing Director, provided advisory services to the Company during Fiscal 1997 with respect to the Company's withdrawn securities offering and the sale of its Series B Preferred Stock. The Company paid $1,100,000 to Rodman & Renshaw in fees and expense reimbursements in connection with these services.

     A $250,000 finder's fee was paid by the Company in the form of 250 shares of Series B Preferred Stock in February 1997 to Mr. Peter V. Handal, a newly-appointed director, in connection with the sale of the Company's Series B Preferred Stock.

     Also in January 1997, as part of the termination agreements with its Former Executives, the Company forgave an accounts receivable balance of approximately $170,000 owed by an affiliate of such Former Executives.

COMMITTEES OF THE BOARD

     Since the consummation of the TCR Transaction in January 1997 and the subsequent reconstitution of the Board of Directors of the Company, the Board of Directors established five committees. The committees, their duties and their members are described below.

     The Executive Committee is authorized to take such action as the Board of Directors may from time to time direct. Its members are Messrs. Mowbray, Somerville and Wagner.

     The Compensation Committee reviews and approves compensation arrangements for top management and employee compensation programs. The Company's Board of Directors determines the compensation of the Company's executive officers based on recommendations from the Compensation Committee. The Compensation Committee consists of Messrs. Borer, Rashkow, Somerville and Weld.

     The Stock Option Committee has adopted, and if it is adopted by the Company's stockholders at the Annual Meeting will administer, the Plan. Its members are Messrs. Weld and Rashkow.

     The Audit Committee reviews and evaluates the results and scope of the audit and other services provided by the Company's independent accountants, as well as the Company's accounting principles and system of internal accounting controls. The Company's By-Laws provide that affiliated transactions and acquisitions by Family Bargain of businesses not within certain SIC Codes (including certain codes covering wholesale apparel trade, retail stores, and apparel stores) must be unanimously approved by the Audit Committee; provided, however, that (i) if any time there are fewer than two independent directors designated or approved by the representative of the underwriters of the Company's 1994 public offering on the Audit Committee, such transactions shall require the unanimous consent of all independent directors on the Board of Directors and (ii) if any time there are no remaining shares of Series A Convertible Preferred Stock outstanding, acquisition by Family Bargain of businesses not within certain SIC Codes will require approval by only a majority of the Audit Committee. The members of the Audit Committee are Messrs. Borer, Handal and Wagner.

     The Nominating Committee considers potential nominees for election to the Board of Directors by either incumbent directors or stockholders. Its members are Messrs. Handal, Somerville and Wagner.

EXECUTIVE COMPENSATION

     The following tables and descriptive materials set forth information concerning compensation earned for services rendered to the Company and its subsidiaries by the current and former Chief Executive Officers of the Company, and its four other most highly compensated executive officers, who were serving as executive officers of the Company at February 1, 1997, the end of Fiscal 1997.

SUMMARY OF COMPENSATION

     The following table summarizes the compensation earned by the Named Executive Officers during fiscal 1997, 1996 and 1995.

                           SUMMARY COMPENSATION TABLE


                                                                                    LONG TERM
                                                                                  COMPENSATION
                                           ANNUAL COMPENSATION              -------------------------
                                 ----------------------------------------            AWARDS
                                                                   OTHER    -------------------------   PAYOUTS
                                                                  ANNUAL    RESTRICTED    SECURITIES    -------   ALL OTHER
                                 FISCAL                           COMPEN-     STOCK       UNDERLYING     LTIP      COMPEN-
  NAME AND PRINCIPAL POSITION     YEAR     SALARY        BONUS    SATION     AWARD(S)    OPTIONS/SARS   PAYOUTS     SATION
-------------------------------  ------   --------     ---------  -------   ----------   ------------   -------   ----------
William W. Mowbray.............    1997   $332,078            $0   $--(1)       $0           10,000       $ 0             $0
President and Chief                1996   $260,345      $224,852   $--(1)       $0          100,000       $ 0             $0
Executive Officer                  1995   $210,048      $162,790   $--(1)       $0                0       $ 0             $0
John A. Selzer.................    1997   $191,370            $0   $--(2)       $0           55,000(3)    $ 0       $948,553(2)
Former President and Chief         1996   $175,000       $70,000   $--(2)       $0                0       $ 0             $0
Executive Officer                  1995    $93,750(1)     $6,731       $0       $0                0       $ 0             $0
James M. Baker.................    1997   $116,923            $0   $--(1)       $0                0       $ 0             $0
Treasurer                          1996    $84,295       $19,436   $--(1)       $0           17,000       $ 0             $0
                                   1995    $63,502       $11,402   $--(1)       $0                0       $ 0             $0
B. Mary McNabb.................    1997   $168,846            $0   $--(1)       $0            7,417       $ 0             $0
Executive Vice President --        1996   $154,372       $17,832   $--(1)       $0           17,583       $ 0             $0
Merchandising for General          1995   $148,719       $18,563   $--(1)       $0                0       $ 0             $0
Textiles and Factory 2-U
William F. Cass................    1997   $110,769            $0   $--(1)       $0           10,000       $ 0             $0
Executive Vice President --
Operations for General
Textiles and Factory 2-U
Denis LeClair..................    1997   $138,692            $0   $--(1)       $0                0       $ 0             $0
Vice President -- Divisional       1996   $109,858       $25,328   $--(1)       $0           17,583       $ 0             $0
Merchandise Manager for            1995    $96,278       $16,907   $--(1)       $0                0       $ 0             $0
General Textiles and
Factory 2-U

---------------
(1) The aggregate amount of such compensation is less than the lesser of either $50,000 or 10% of such person's total annual salary and bonus.

(2) Represents amounts paid to Mr. Selzer related to the termination of his employment and benefit contracts.

(3) Cancelled.

GRANTS OF STOCK OPTIONS

     The following table sets forth information concerning the award of stock options to the Named Executive Officers during Fiscal 1997.

                                                                                             POTENTIAL
                                       INDIVIDUAL GRANTS                                     REALIZABLE
                           -----------------------------------------                      VALUE AT ASSUMED
                            NUMBER OF                                                     ANNUAL RATES OF
                            SECURITIES     % OF TOTAL                                       STOCK PRICE
                            UNDERLYING    OPTIONS/SARS                                    APPRECIATION FOR
                           OPTIONS/SARS    GRANTED TO    EXERCISE OF                       OPTION TERM(2)
                             GRANTED      EMPLOYEES IN   BASE PRICE                       ----------------
NAME                          (#)(1)      FISCAL YEAR      ($/SH)      EXPIRATION DATE    5%($)    10%($)
-------------------------  ------------   ------------   -----------   ----------------   ------   -------
William W. Mowbray.......     10,000         26.7%         $ 1.375     October 29, 2006   $8,647   $35,664
John A. Selzer...........          0                                                      $    0   $     0
James M. Baker...........          0                                                      $    0   $     0
B. Mary McNabb...........      7,417         19.8%         $ 1.375     October 29, 2006   $6,414   $28,452
William F. Cass..........     10,000         26.7%         $ 1.375     October 29, 2006   $8,647   $35,664
Denis LeClair............          0                                                      $    0   $     0

---------------

(1) The options granted are exercisable for 10 years. All of the options are fully-vested. The market price of the common stock on the date of all grants was $1.375 per share.

(2) These amounts represent assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall stock market conditions.

EXERCISE OF STOCK OPTIONS

     The following table sets forth information concerning the exercise of stock options during Fiscal 1997 by each of the Named Executive Officers and the fiscal year-end value of unexercised options.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                            FY-END OPTION/SAR VALUES

                                                                      NUMBER OF SECURITIES    VALUE OF UNEXERCISED
                                                                     UNDERLYING UNEXERCISED       IN-THE-MONEY
                                                                          OPTIONS/SARS            OPTIONS/SARS
                                                                          AT FY END(#)            AT FY END($)
                                                                     ----------------------   --------------------
                              SHARES ACQUIRED                             EXERCISABLE/            EXERCISABLE/
NAME                            ON EXERCISE     VALUE REALIZED ($)       UNEXERCISABLE           UNEXERCISABLE
----------------------------  ---------------   ------------------   ----------------------   --------------------
William W. Mowbray..........         0                   0                  110,000/0              $ 62,500/0
John A. Selzer..............         0                   0                        0/0              $ 47,395/0
James M. Baker..............         0                   0                   17,000/0              $ 10,625/0
B. Mary McNabb..............         0                   0                   25,000/0              $ 15,625/0
William F. Cass.............         0                   0                   10,000/0              $  6,250/0
Denis LeClair...............         0                   0                   17,583/0              $ 10,989/0

---------------

     All SARs issued in Fiscal 1997 were canceled before the end of the fiscal year.

COMPENSATION OF DIRECTORS

     All directors are reimbursed for any out-of-pocket travel expenses incurred by them in attending meetings of the Board of Directors or committees thereof. Directors who are not salaried employees of the Company or TCR receive a $10,000 annual fee payable quarterly and a fee of $1,000 for each meeting of the Board of Directors attended. The Chairman of the Board is a salaried employee of the Company and consequently does not receive a director's fee. There are no other arrangements or agreements pursuant to which any of the directors are entitled to be compensated for serving as directors.

EMPLOYMENT CONTRACTS WITH NAMED EXECUTIVE OFFICERS AND SEVERANCE ARRANGEMENTS

     The Company amended and restated William W. Mowbray's employment agreement in February 1997 to reflect his assumption of the positions of President and Chief Executive Officer of the Company. Under his employment agreement, Mr. Mowbray receives a base salary of $341,544 per year, subject to an annual increase of 5% plus any increase in the Consumer Price Index. Mr. Mowbray is also eligible for a performance bonus based on the Company's attainment of certain financial targets and corporate objectives. The employment agreement expires October 31, 2001. If Mr. Mowbray is terminated other than for cause, death or disability, or if his contract is not renewed for a term of at least two years, or if Mr. Mowbray chooses to terminate his employment upon a change in control of the Company, he is entitled to receive a lump sum severance payment equal to his base salary for the greater of (i) the then remaining duration of the term of his employment agreement or (ii) two years. In addition, Mr. Mowbray would be entitled to the bonus he would have received with respect to the Fiscal Year in which such termination of employment occurs had he continued in employment until the last day of such Fiscal Year, pro-rated to the date of such termination, as well as to coverage for him and his spouse under the Company's medical, dental and vision plans for the remainder of the then remaining duration of the term of his employment agreement and at the Company's sole expense.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Because of the change in control of the Company which resulted from the consummation of the TCR Transaction and the subsequent reconstitution of the Board of Directors and its Compensation Committee, the Company is not able to describe the compensation policies that were applied with respect to the compensation reported above for Fiscal 1997. Assuming that the current Compensation Committee (consisting of Messrs. Borer, Rashkow, Somerville and
Weld) is re-elected by the Board of Directors at its first meeting following the Annual Meeting, it is anticipated that the compensation of Mr. Mowbray, as President and Chief Executive Officer of the Company, will be paid in accordance with his employment contract (see above) and that the compensation of each of the other executives of the Company for the current fiscal year will be based upon a combination of factors including (but not limited) to the rate at which each such executive has historically been compensated by the Company, the assessment by the Compensation Committee and the Board of Directors of the "prevailing rate" of compensation for executives of comparable rank in companies of comparable size in the industry in which the Company operates, the degree to which the Company succeeds in attaining its goals for the current fiscal year and the individual performance of such executive and the extent of his or her contribution to such success.

PERFORMANCE GRAPH OF THE COMPANY

     The following graph compares the five-year cumulative total return (change in stock price plus reinvested dividends) on the Common Stock of the Company with the total returns of the Nasdaq Composite Index, a broad market index covering stocks listed on the Nasdaq National Market, the Dow Jones Retailers Broadline Index ("Industry Index") which encompasses approximately 35 companies, and the companies in the Family Clothing Retail industry (SIC Code 5651), a group encompassing approximately 19 companies (the "SIC Index"). The Company has selected the SIC Index because its composition reflects the closest peer group of the Company. This information is provided through February 1, 1997, the end of Fiscal 1997.

               COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN AMONG
              FAMILY BARGAIN CORPORATION, NASDAQ COMPOSITE INDEX,
                        INDUSTRY INDEX AND THE SIC INDEX

                                                                     NASDAQ
     MEASUREMENT PERIOD                                            COMPOSITE      FAMILY BARGAIN
   (FISCAL YEAR COVERED)         SIC INDEX      INDUSTRY INDEX       INDEX         CORPORATION
1992                                 100              100              100              100
1993                               91.17           120.33            99.66            58.58
1994                               89.95           110.99           125.55            37.37
1995                               74.19            94.61           118.65             8.08
1996                               89.97            99.74           166.13            10.77
1997                              106.78           119.21           218.63            10.77

     Assumes $100 invested on February, 1992 and dividends are reinvested.

     The composition of the Industry Index is as follows: Ames Department Stores, Bon-Ton Stores Inc., Bradlees Inc., Buckle Inc., Caldor Corp., Carson Pirie Scott & Co., Coles Myer Ltd., Crowley, Milner & Co., Dai Ei Inc. ADR, Dayton Hudson Corp., Dillard Dept. Stores CL A, Duckwall-Alco Stores Inc., Family Dollar Stores Inc., Federated Dept. Stores, Fred Meyer Inc., Fred's Inc., Hills Stores Co., JG Industries Inc., K Mart Corp., Krantor Corporation New, Luria, L. & Sons Inc., May Department Stores, Mays J.W. Inc., Pamida Holdings Corp., Penney, J.C. Co., Inc., Roses Stores Inc., Sears, Roebuck & Co., Shopko Stores Inc., Stein Mart Inc., Strawbridge Clothier A, Tuesday Morning Corp., Value City Dept. Stores, Venture Stores Inc., Wal Mart Stores Inc. and Woolworth Corp.

     The composition of the SIC Index is as follows: Abercrombie & Fitch Co., American Eagle Outfitter Buckle Inc., Burlington Coat Factory Warehouse, Chico's Fas Inc., Designs Inc., Family Bargain Corp., Filene's Basement Corp., Gadzooks Inc., Gap Inc., Goody's Family Clothing, Gymboree Corp., Harolds Stores Inc., K&G Men's Center Inc., Nordstrom Inc., Ross Stores Inc., Stein Mart Inc., Syms Corp. and Urban Outfitters Inc.

     Source: Media General Financial Services.

                  PROPOSAL 2:  INDEPENDENT PUBLIC ACCOUNTANTS
                               AND ANNUAL REPORT

     KPMG Peat Marwick LLP ("KPMG") was previously the principal accountants for the Company. On May 8, 1997, KPMG was dismissed and Arthur Andersen LLP ("Arthur Andersen") was engaged as principal accountants. The decision to change accountants was recommended by the Audit Committee and approved unanimously by the Board of Directors on May 1, 1997. The appointment of Arthur Andersen is subject to ratification by the Company's stockholders.

     In connection with the audits of the fiscal years ended February 1, 1997 and January 27, 1996, respectively, and the subsequent interim period to May 8, 1997, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

     The audit reports of KPMG on the consolidated financial statements of the Company and subsidiaries as of and for the fiscal years ended February 1, 1997 and January 27, 1996, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

     Representatives of KPMG and of Arthur Andersen are expected to be present at the Annual Meeting, to have the opportunity to make statements, if they desire to do so, and to be available to respond to appropriate questions.

     The affirmative vote of a majority of the votes cast on this proposal shall constitute ratification of the appointment of Arthur Andersen. THE BOARD OF DIRECTORS RECOMMENDS THAT THE COMPANY'S STOCKHOLDERS VOTE FOR ADOPTION OF THIS PROPOSAL.

            PROPOSAL 3:  APPROVAL OF THE FAMILY BARGAIN CORPORATION
                             1997 STOCK OPTION PLAN

     On May 1, 1997 (the "Effective Date"), the Stock Option Committee formally adopted, and the Board of Directors formally ratified, The 1997 Family Bargain Corporation Stock Option Plan (the "Plan") in the form attached hereto as Exhibit A. As noted below, on April 3, 1997, options to purchase 2,395,417 shares of Common Stock were granted under the Plan, subject to such final adoption and ratification by the Stock Option Committee and Board of Directors, respectively, and the adoption of the Plan by stockholders. In general, the Plan provides for the grant of incentive stock options ("Incentive Stock Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and stock options which do not constitute Incentive Stock Options ("Nonqualified Stock Options" and together with the Incentive Stock Options, the "Stock Options") to key employees, directors, consultants and suppliers of the Company and its subsidiaries, ("participants"). The Plan is designed to provide incentives to attract, retain, and motivate highly competent persons as key employees of the Company and its subsidiaries by providing them opportunities to acquire shares of Common Stock of the Company, and to assist in aligning the interests of the Company's key employees with those of its stockholders. All grants to officers and other key employees under the Plan are subject to stockholder approval of the Plan at the Annual Meeting.

     The Plan is designed to meet the requirements for tax deductibility under
Section 162(m) of the Code with respect to certain compensation (not including the First New Options referred to below). The following summary of provisions of the Plan is qualified by reference to the text of the Plan attached hereto as Exhibit A.

PLAN ADMINISTRATION

     The Plan will be administered by the Stock Option Committee of the Board of Directors, which is comprised of non-employee directors who meet the applicable requirements of "non-employee director" under Rule 16b-3 of the Rules and Regulations of the Securities and Exchange Commission and of an "outside director" under Section 162(m) of the Code. Messrs. Weld and Rashkow currently serve on the Stock Option Committee.

     The Plan gives the Stock Option Committee sole discretion to determine the key employees who will receive Stock Options under the Plan, the number of shares of Common Stock underlying each Stock Option, and (consistent with the Plan) the terms and conditions to which such Stock Options will be subject from time to time. Pursuant to the Plan, the Stock Option Committee will have the authority to grant to any key employee one or more Incentive Stock Options, Nonqualified Stock Options, or both types of Stock Options, and to grant to any other participant one or more Nonqualified Stock Options. The Stock Option Committee will also be authorized to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make such determinations and interpretations and to take such action in connection with the Plan and any Stock Options granted thereunder as it deems necessary or advisable. All determinations and interpretations made by the Stock Option Committee are made binding and conclusive on all participants and their legal representatives.

SHARES RESERVED FOR ISSUANCE AND LIMITATIONS ON NUMBER OF STOCK OPTIONS TO BE GRANTED

     The aggregate number of shares of Common Stock that may be subject to Stock Options granted under the Plan is 3,500,000 shares (which may be authorized and unissued or treasury shares), and the maximum number of shares of Common Stock with respect to which Stock Options may be granted to any individual participant under the Plan during its term may not exceed 1,200,000 shares. The Plan permits equitable adjustments to those numbers upon a change in the Common Stock resulting from a merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split up, spinoff, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company. In addition, the aggregate market value (determined as of the time the Stock Option is granted) of the Common Stock with respect to which Incentive Stock Options (under all option plans of the Company) are exercisable for the first time by a participant during any calendar year may not exceed $100,000. For purposes of the preceding sentence, Incentive Stock Options will be taken into account in the order in which they are granted. The Plan also permits any shares of Common Stock subject to a Stock Option which for any reason is cancelled, terminated without having been exercised, forfeited, or delivered to the Company as part of full payment for the exercise of a Stock Option, to again become available for Stock Options under the Plan.

EXERCISE PRICE OF STOCK OPTIONS

     The exercise price of each Stock Option granted under the Plan will be determined by the Stock Option Committee on the date of grant, provided, however, that with respect to Incentive Stock Options, the exercise price may not be less than 100% of the Fair Market Value of the Common Stock on the date such Incentive Stock Option is granted, and provided, further, that the exercise price of any Incentive Stock Options granted to any participant who, at the time of grant, owns stock possessing (after the application of the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting power of all outstanding classes of stock of the Company or any of its subsidiaries, may not be less than 110 percent of the Fair Market Value of the Common Stock on the date of grant.

     The Plan defines "Fair Market Value" as (i) the closing price of the Common Stock on the date of calculation (or on the last preceding trading date if Common Stock was not traded on such date) if the Common Stock is readily tradeable on a national securities exchange or other market system or (ii) if the Common Stock is not readily tradeable, the amount determined in good faith by the Committee as the fair market value of the Common Stock.

     The Stock Option exercise price may be paid in cash or, in the discretion of the Stock Option Committee, by the delivery of shares of Common Stock then owned by the participant, by the withholding of shares of Common Stock for which a Stock Option is exercisable, or by a combination of these methods. In the discretion of the Stock Option Committee, payment may also be made by delivering a properly executed exercise notice to the Company together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price. The Stock Option Committee may also prescribe any other method of paying the exercise price that it determines to be consistent with applicable law and the purpose of the Plan.

EXERCISE PERIOD

     The exercise period of Stock Options granted under the Plan will be determined by the Stock Option Committee, provided, however, that no Stock Option may be exercisable later than 10 years after it is granted.

TRANSFERABILITY OF STOCK OPTION

     Each Stock Option granted under the Plan to a participant will be exercisable, during the participant's lifetime, only by the participant, and no such Stock Option will be transferable other than by will or the laws of descent and distribution.

CHANGE OF CONTROL OF THE COMPANY

     In the event of a change of control of the Company, all then outstanding Stock Options will immediately become exercisable. A change of control occurs if: (i) any person or group within the meaning of Section 13(d)(3) of the Exchange Act (other than the persons who do so on the Effective Date) shall beneficially own (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the total voting power of all classes of capital stock of the Company entitled to vote generally in the election of directors of the Company;
(ii) the Company consolidates with, merges into, or sells, leases or conveys all or substantially all of its assets to, any other person; or (iii) the Company enters into or approves any agreement, transaction or proposal that would result in the occurrence of any event described in clauses (i) or (ii) (including without limitation any agreement, transaction or proposal that would have such result with the passage of time, upon the payment of money or other consideration, or upon the occurrence of any contingency or contingencies).

     The Plan grants discretion to the Stock Option Committee to terminate, upon the occurrence of a change of control, each Stock Option then outstanding within a specified number of days after notice is given to the holder thereof. Such holder will receive, with respect to each share of Common Stock subject to such Stock Option, an amount equal to the excess of the Fair Market Value of such share of Common Stock immediately prior to the occurrence of such Change in Control over the exercise price per share of such Stock Option; such amount is payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or in a combination thereof, as the Stock Option Committee, in its discretion, may determine.

PLAN AMENDMENT

     The Board may amend the Plan from time to time or suspend or terminate the Plan at any time but may not reduce the amount of any existing Stock Option or change the terms and conditions thereof without the participant's consent. In addition, no amendment of the Plan may, without approval of the stockholders of the Company, (i) increase the total number of shares which may be issued under the Plan, (ii) increase the maximum number of shares underlying all Stock Options that may be granted to any individual participant during the term of the Plan, (iii) modify the requirements as to eligibility for Stock Options grants under the Plan, or (iv) disqualify any Incentive Stock Options granted thereunder.

PLAN TERMINATION

     No Stock Option may be granted more than 10 years after the Effective Date. Unless sooner terminated by the Board, the Plan will terminate on the tenth anniversary of the Effective Date.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The statements in the following paragraphs of the principal federal income tax consequences of Stock Options under the Plan are based on statutory authority and judicial and administrative interpretations, as of the date of this Proxy Statement, which are subject to change at any time (possibly with retroactive effect). The law is technical and complex and the discussion below represents only a general summary.

     Incentive Stock Options. Incentive Stock Options granted under the Plan are intended to meet the definitional requirements of Section 422(b) of the Code for "incentive stock options."

     An employee who receives an Incentive Stock Option does not recognize any taxable income upon the grant of such Incentive Stock Option. Similarly, the exercise of an Incentive Stock Option generally does not give rise to federal income tax to the employee, provided that (i) the federal "alternative minimum tax", which depends on the employee's particular tax situation, does not apply and (ii) the employee is employed by the Company from the date of grant of the option until 3 months prior to the exercise thereof, except where such employment terminates by reason of disability (where the 3 month period is extended to 1 year) or death (where this requirement does not apply). If an employee exercises an Incentive Stock Option after these requisite periods, the Incentive Stock Option will be treated as a Nonqualified Stock Option (as defined below) and will be subject to the rules set forth below under the caption "Nonqualified Stock Options."

     Further, if after exercising an Incentive Stock Option, an employee disposes of the Common Stock so acquired more than two years from the date of grant and more than one year from the date of transfer of the Common Stock pursuant to the exercise of such Incentive Stock Option (the "applicable holding period"), the employee will normally recognize a long-term capital gain or loss equal to the difference, if any, between the amount received for the shares and the exercise price. If, however, an employee does not hold the shares so acquired for the applicable holding period -- thereby making a "disqualifying disposition" -- the employee would realize ordinary income on the excess of the fair market value of the shares at the time the Incentive Stock Option was exercised over the exercise price and the balance, if any, would be long-term capital gain (provided the holding period for the shares exceeded one year and the employee held such shares as a capital asset at such time).

     An employee who exercises an Incentive Stock Option by delivering Common Stock previously acquired pursuant to the exercise of another Incentive Stock Option is treated as making a "disqualifying disposition" of such Common Stock if such shares are delivered before the expiration of their applicable holding period. Upon the exercise of an Incentive Stock Option with previously acquired shares as to which no disqualifying disposition occurs, despite some uncertainty, it appears that the employee would not recognize gain or loss with respect to such previously acquired shares.

     The Company will not be allowed a federal income tax deduction upon the grant or exercise of an Incentive Stock Option or the disposition, after the applicable holding period, of the Common Stock acquired upon exercise of an Incentive Stock Option. In the event of a disqualifying disposition, the Company generally will be entitled to a deduction in an amount equal to the ordinary income included by the employee, provided that such amount constitutes an ordinary and necessary business expense to the Company and is reasonable and the limitations of Section 162(m) of the Code (discussed below under "Certain Limitations on Deductibility of Executive Compensation") do not apply.

     Nonqualified Options. Nonqualified Stock Options granted under the Plan are options that do not qualify as Incentive Stock Options. An employee who receives a Nonqualified Stock Option will not recognize any taxable income upon the grant of such Nonqualified Stock Option. However, the employee generally will recognize ordinary income upon exercise of a Nonqualified Stock Option in an amount equal to the excess of (i) the fair market value of the shares of Common Stock at the time of exercise over (ii) the exercise price.

     An employee should consult his or her tax advisor as to whether, as a result of Section 16(b) of the Exchange Act, the timing of income recognition is deferred following the exercise of a Nonqualified Stock Option (i.e., the "Deferral Period"). If there is a Deferral Period, absent a written election (pursuant to Section 83(b) of the Code) filed with the Internal Revenue Service to include in income, as of the date of transfer, the excess (on such date) of the fair market value of such shares over their exercise price, recognition of income by the individual will be deferred until the expiration of the Deferral Period.

     The ordinary income recognized with respect to the receipt of shares or cash upon exercise of a Nonqualified Stock Option will be subject to both wage withholding and employment taxes. In addition to the customary methods of satisfying the withholding tax liabilities that arise upon the exercise of a Nonqualified Stock Option, the Company may satisfy the liability in whole or in part by withholding shares of Common Stock from those that otherwise would be issuable to the individual or by the employee tendering other shares owned by him or her, valued at their fair market value as of the date that the tax withholding obligation arises.

     A federal income tax deduction generally will be allowed to the Company in an amount equal to the ordinary income included by the individual with respect to his or her Nonqualified Stock Option, provided that such amount constitutes an ordinary and necessary business expense to the Company and is reasonable and the limitations of Section 162(m) of the Code do not apply.

     If an individual exercises a Nonqualified Stock Option by delivering shares of Common Stock to the Company, other than shares previously acquired pursuant to the exercise of an Incentive Stock Option which is treated as a "disqualifying disposition" as described above, the individual will not recognize gain or loss with respect to the exchange of such shares, even if their then fair market value is different from the individual's tax basis. The individual, however, will be taxed as described above with respect to the exercise of the Nonqualified Stock Option as if he or she had paid the exercise price in cash, and the Company likewise generally will be entitled to an equivalent tax deduction.

     Change in Control. As described above, upon a "change in control" of the Company, all the then outstanding Stock Options will immediately become exercisable. In general, if the total amount of payments to an individual that are contingent upon a "change of control" of the Company as defined in Section 280G of the Code), including payments under the Plan that vest upon a "change in control," equals or exceeds three times the individual's "base amount" (generally, such individual's average annual compensation for the five complete years preceding the change in control), then, subject to certain exceptions, the payments may be treated as "parachute payments" under the Code, in which case a portion of such payments would be non-deductible to the Company and the individual would be subject to a 20% excise tax on such portion of the payments.

     Certain Limitations on Deductibility of Executive Compensation. With certain exceptions, Section 162(m) of the Code denies a deduction to publicly held corporations for compensation paid to certain executive officers in excess of $1 million per executive per taxable year (including any deduction with respect to the exercise of a Nonqualified Stock Option or the disqualifying disposition of stock purchased pursuant to an Incentive Stock Option). One such exception applies to certain performance-based compensation provided that such compensation has been approved by stockholders in a separate vote and certain other requirements are met. Other than with respect to the First New Options, referred to below, the Company intends that Stock Options granted under the Plan will qualify for the performance-based compensation exception to Section 162(m).

CONDITIONAL GRANTS

     Two sets of Stock Options were granted under the Plan prior to the date hereof, subject to the formal adoption of the Plan by the Stock Option Committee and the formal ratification and adoption of the Plan by the Company's Board of Directors and stockholders, respectively. The first set (the "First New Options") so granted are for the purchase of an aggregate of 310,833 shares of Common Stock. These First New Options will be offered to employees of the Company and its subsidiaries in exchange for stock options (the "Old Options") previously granted to such employees. Because the Old Options were not granted under a plan approved by the stockholders of the Company, their grant resulted in the activation of "anti-dilution" provisions applicable to the outstanding Series A Preferred Stock. The surrender of Old Options in exchange for First New Options will result in the deactivation of such anti-dilution provisions. The terms of the First New Options are substantially identical to the terms of the Old Options, particularly with regard to the number of shares of Common Stock issuable, the exercise price ($1.375 per share) and the date of expiration.

     The second set of Stock Options conditionally granted under the Plan (the "Second New Options") are for the purchase of an aggregate of 2,395,417 shares of Common Stock. The Second New Options were granted to a total of 55 key employees. The principal terms of the Second New Options are described below.

     Of the 2,395,417 Second New Options granted, 1,900,000 (the "Class A Second New Options") have an exercise price of $2.25 per share of Common Stock, the closing price of the Common Stock on April 3, 1997 (the date of grant), and a term of five years. The Class A Second New Options granted to each employee become exercisable (i) in 25% installments at such time (if any) as the market price of Common Stock exceeds $6, $7.50, $10 and $15 per share for 60 consecutive trading days or (ii) when there has been a "change of control" of the Company. For each year of past service prior to the grant of the Class A Second New Options (up to 5 years), 10% of such options vested upon grant. The remainder of such options vest in three equal installments on the first through third anniversaries of the date of grant.

     The remaining 495,417 granted Second New Options (the "Class B Second New Options") also have an exercise price and term of $2.25 per share of Common Stock (the closing price of the Common Stock on April 3, 1997, the date of grant) and five years, respectively. The Class B Second New Options vest in three equal installments on the first through third anniversaries of the date of grant and become exercisable when the Series B Preferred Stock becomes convertible.

                               NEW PLAN BENEFITS
             THE FAMILY BARGAIN CORPORATION 1997 STOCK OPTION PLAN

                                                               CLASS A        CLASS B
                                                FIRST NEW     SECOND NEW     SECOND NEW      TOTALS
              NAME AND POSITION                  OPTIONS       OPTIONS        OPTIONS        OPTIONS
----------------------------------------------  ---------     ----------     ----------     ---------
William W. Mowbray............................   110,000        637,000         15,500        762,500
  President and Chief Executive Officer
James M. Baker................................    17,000        100,000          3,000        120,000
  Treasurer
B. Mary McNabb................................    25,000        267,000          8,000        300,000
  Executive Vice President -- Merchandising
  for General Textiles and Factory 2-U
William F. Cass...............................    10,000        102,500          7,500        120,000
  Executive Vice President -- Operations
  for General Textiles and Factory 2-U
Denis LeClair.................................    17,583         16,875         15,542         50,000
  Vice President, Divisional Merchandise
  Manager for General Textiles and Factory 2-U
Executive Group...............................   179,583      1,373,375         57,042      1,610,000
Non-Executive Director Group..................         0              0              0              0
Non-Executive Officer Employee Group..........    60,000        426,625        418,375        905,000

     Approval of The Family Bargain Corporation 1997 Stock Option Plan requires the affirmative vote of a majority of the outstanding shares of stock eligible to vote at the Annual Meeting. THE BOARD OF DIRECTORS RECOMMENDS THAT THE COMPANY'S STOCKHOLDERS VOTE FOR ADOPTION OF THIS PROPOSAL.

OTHER MATTERS

     Neither the Board of Directors nor management intends to bring before the meeting any business other than the matters referred to in the Notice of Meeting and this Proxy Statement. If any other business should properly come before the meeting, or any adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment.

                                                                       EXHIBIT A

                           FAMILY BARGAIN CORPORATION

                             1997 STOCK OPTION PLAN

1.  PURPOSE.

     This Family Bargain Corporation 1997 Stock Option Plan (the "Plan") is intended to provide incentives which will attract, retain and motivate highly competent persons as key employees of Family Bargain Corporation (the "Company") and of any subsidiary now existing or hereafter formed or acquired, by providing them opportunities to acquire shares of the common stock, par value $0.01 per share, of the Company ("Common Stock"). Furthermore, the Plan is intended to assist in aligning the interests of the Company's key employees with those of its stockholders.

2.  ADMINISTRATION.

          (a) The Plan shall be administered by a committee (the "Committee") appointed by the Board of Directors of the Company (the "Board") from among its members. The Committee shall be comprised of not less than two members. Each member of the Committee shall at all times be (i) a "Non-Employee Director" within the meaning of Rule 16b-3(b)(3) (or any successor rule) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and (ii) an "outside director" within the meaning of
     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder. Subject to the provisions of the Plan, the Committee is authorized to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make such determinations and interpretations and to take such action in connection with the Plan and any Stock Options (as described in Section 5 below) granted hereunder as it deems necessary or advisable. All determinations and interpretations made by the Committee shall be binding and conclusive on all participants and their legal representatives. No member of the Board, no member of the Committee and no employee of the Company shall be liable for any act or failure to act hereunder, except in circumstances involving his or her bad faith, gross negligence or willful misconduct, or for any act or failure to act hereunder by any other member or employee or by any agent to whom duties in connection with the administration of this Plan have been delegated. The Company shall indemnify members of the Committee and any agent of the Committee who is an employee of the Company, against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the Plan, except in circumstances involving such person's bad faith, gross negligence or willful misconduct.

          (b) The Committee may delegate to one or more of its members, or to one or more agents, such administrative duties as it may deem advisable, and the Committee, or any person to whom it has delegated duties as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company, or the subsidiary or affiliate whose employees have benefitted from the Plan, as determined by the Committee.

3.  PARTICIPANTS.

     Participants shall consist of such key employees, directors, consultants and suppliers of the Company and any of its subsidiaries, as the Committee in its sole discretion determines to be significantly responsible for the success and future growth and profitability of the Company and whom the Committee may designate from time to time to receive Stock Options under the Plan. Designation of a participant in any year shall not require the Committee to designate such person to receive a Stock Option in any other year or, once designated, to receive the same type or amount of Stock Option as granted to the participant in any other year. The Committee shall consider such factors as it deems pertinent in selecting participants and in determining the type and amount of their respective Stock Options.

4.  COMMON STOCK AVAILABLE UNDER THE PLAN.

     The aggregate number of shares of Common Stock that may be subject to Stock Options granted under this Plan shall be 3,500,000 shares of Common Stock, which may be authorized and unissued or treasury shares, subject to any adjustments made in accordance with Section 6 hereof. The maximum number of shares of Common Stock with respect to which Stock Options may be granted to any individual participant under the Plan during the term of the Plan shall not exceed 1,200,000 shares, subject to any adjustments made in accordance with Section 6 hereof. Any shares of Common Stock subject to a Stock Option which for any reason is cancelled, terminated without having been exercised, forfeited, or delivered to the Company as part of full payment for the exercise of a Stock Option shall again be available for Stock Options under the Plan. The preceding sentence shall apply only for purposes of determining the aggregate number of shares of Common Stock subject to Stock Options and shall not apply for purposes of determining the maximum number of shares of Common Stock subject to Stock Options that any individual participant may receive.

5.  STOCK OPTIONS.

          (a) In General. The Committee is authorized to grant Stock Options to key employees, directors, consultants and suppliers of the Company and any of its subsidiaries, and shall, in its sole discretion, determine the key employees, directors, consultants and suppliers who will receive Stock Options and the number of shares of Common Stock underlying each Stock Option. Stock Options may be (i) "incentive stock options" ("Incentive Stock Options"), within the meaning of Section 422 of the Code, or (ii) Stock Options which do not constitute Incentive Stock Options ("Nonqualified Stock Options"). The Committee shall have the authority to grant to any key employee one or more Incentive Stock Options, Nonqualified Stock Options, or both types of Stock Options, and to grant to any other participant one or more Nonqualified Stock Options. Each Stock Option shall be subject to such terms and conditions consistent with the Plan as the Committee may impose from time to time. In addition, each Stock Option shall be subject to the following limitations set forth in this Section 5.

          (b) Stock Option Agreements. Stock Options shall be evidenced by agreements (which need not be identical) in such forms as the Committee may from time to time approve; provided, however, that in the event of any conflict between the provisions of the Plan and any such agreements, the provisions of the Plan shall prevail.

          (c) Exercise Price. Subject to the provisions of Section 5(f) hereof, each Stock Option granted hereunder shall have such exercise price as the Committee may determine at the date of grant; provided, however, that the exercise price of any Incentive Stock Option shall not be less than 100 percent of the Fair Market Value (as defined in Section 9 below) of the Common Stock on the date such Incentive Stock Option is granted.

          (d) Payment of Exercise Price. The Stock Option exercise price may be paid in cash or, in the discretion of the Committee, by the delivery of shares of Common Stock then owned by the participant, by the withholding of shares of Common Stock for which a Stock Option is exercisable, or by a combination of these methods. In the discretion of the Committee, payment may also be made by delivering a properly executed exercise notice to the Company together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms. The Committee may prescribe any other method of paying the exercise price that it determines to be consistent with applicable law and the purpose of the Plan, including, without limitation, in lieu of the exercise of a Stock Option by delivery of shares of Common Stock then owned by a participant, providing the Company with a notarized statement attesting to the number of shares owned, where upon verification by the Company, the Company would issue to the participant only the number of incremental shares to which the participant is entitled upon exercise of the Stock Option. In determining which methods a participant may utilize to pay the exercise price, the Committee may consider such factors as it determines are appropriate; provided, however, that with respect to Incentive Stock Options, all such discretionary determinations by the Committee shall be made at the time of grant and specified in the Stock Option agreement.

          (e) Exercise Period. Stock Options granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee; provided, however, that no Stock Option shall be exercisable later than 10 years after the date it is granted. All Stock Options shall terminate at such earlier times and upon such conditions or circumstances as the Committee shall in its discretion set forth in such Stock Option agreement at the date of grant.

          (f) Limitations on Incentive Stock Options. Incentive Stock Options may be granted only to participants who are key employees of the Company or any of its subsidiaries at the date of grant. The aggregate market value (determined as of the time the Stock Option is granted) of the Common Stock with respect to which Incentive Stock Options (under all option plans of the Company) are exercisable for the first time by a participant during any calendar year shall not exceed $100,000. For purposes of the preceding sentence, (i) Incentive Stock Options shall be taken into account in the order in which they are granted and (ii) Incentive Stock Options granted before 1987 shall not be taken into account. Incentive Stock Options may not be granted to any participant who, at the time of grant, owns stock possessing (after the application of the attribution rules of Section 424(d) of the Code) more than 10 percent of the total combined voting power of all outstanding classes of stock of the Company or any of its subsidiaries, unless the option price is fixed at not less than 110 percent of the Fair Market Value of the Common Stock on the date of grant and the exercise of such option is prohibited by its terms after the expiration of 5 years from the date of grant of such option. In addition, no Incentive Stock Option shall be issued to a participant in tandem with a Nonqualified Stock Option.

6.  ADJUSTMENT PROVISIONS.

     If there shall be any change in the Common Stock, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split up, spinoff, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company, an adjustment shall be made to each outstanding Stock Option such that each such Stock Option shall thereafter be exercisable for such securities, cash and/or other property as would have been received in respect of the Common Stock subject to such Stock Option had such Stock Option been exercised in full immediately prior to such change or distribution, and such an adjustment shall be made successively each time any such change shall occur. In addition, in the event of any such change or distribution, in order to prevent dilution or enlargement of participants' rights under the Plan, the Committee shall have authority to adjust, in an equitable manner, the number and kind of shares that may be issued under the Plan, the number and kind of shares subject to outstanding Stock Options, the exercise price applicable to outstanding Stock Options, and the Fair Market Value of the Common Stock and other value determinations applicable to outstanding Stock Options. Appropriate adjustments may also be made by the Committee in the terms of any Stock Options under the Plan to reflect such changes or distributions and to modify any other terms of outstanding Stock Options on an equitable basis, including modifications of performance targets and changes in the length of performance periods. Notwithstanding the foregoing, (i) any adjustment with respect to an Incentive Stock Option shall comply with the rules of Section 424(a) of the Code, and (ii) in no event shall any adjustment be made which would render any Incentive Stock Option granted hereunder other than an incentive stock option for purposes of
Section 422 of the Code.

7.  CHANGE IN CONTROL.

          (a) Notwithstanding any other provision of this Plan, if there is a Change in Control of the Company, all then outstanding Stock Options shall immediately become exercisable. For purposes of this Section 7, a "Change in Control" of the Company shall be deemed to have occurred upon any of the following events:

             (i) any person or group within the meaning of Section 13(d)(3) of the Exchange Act (other than the persons who do so on the Effective
        Date) shall beneficially own (within the meaning of Rule 13D-3 under the Exchange Act) more than 50% of the total voting power of all classes of capital stock of the Company entitled to vote generally in the election of directors of the Company;

             (ii) the Company consolidates with, merges into, or sells, leases or conveys all or substantially all of its assets to, any other person; or

             (iii) the Company enters into or approves any agreement, transaction or proposal that would result in the occurrence of any event described in clauses (i) or (ii) (including without limitation any agreement, transaction or proposal that would have such result with the passage of time, upon the payment of money or other consideration, or upon the occurrence of any contingency or contingencies).

          (b) The Committee, in its discretion, may determine that, upon the occurrence of a Change in Control of the Company, each Stock Option outstanding hereunder shall terminate within a specified number of days after notice to the holder, and such holder shall receive, with respect to each share of Common Stock subject to such Stock Option, an amount equal to the excess of the Fair Market Value of such shares of Common Stock immediately prior to the occurrence of such Change in Control over the exercise price per share of such Stock Option; such amount shall be payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine.

8.  TRANSFERABILITY.

     Each Stock Option granted under the Plan to a participant shall be exercisable, during the participant's lifetime, only by the participant and no such Stock Option shall be transferable otherwise than by will or the laws of descent and distribution. In the event of the death of a participant, each Stock Option theretofore granted to him or her shall be exercisable during such period after his or her death as the Committee shall in its discretion set forth in such option or right at the date of grant and then only by the executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant's rights under the Stock Option shall pass by will or the laws of descent and distribution.

9.  FAIR MARKET VALUE.

     For purposes of this Plan and any Stock Option granted hereunder, Fair Market Value shall be (i) the closing price of the Common Stock on the date of calculation (or on the last preceding trading date if Common Stock was not traded on such date) if the Common Stock is readily tradeable on a national securities exchange or other market system or (ii) if the Common Stock is not readily tradeable, the amount determined in good faith by the Committee as the fair market value of the Common Stock.

10.  WITHHOLDING.

     All payments or distributions made pursuant to the Plan shall be net of any amounts required to be withheld pursuant to applicable federal, state and local tax withholding requirements. If the Company proposes or is required to distribute Common Stock pursuant to the Plan, it may require the recipient to remit to it or to the corporation that employs such recipient an amount sufficient to satisfy such tax withholding requirements prior to the delivery of any certificates for such Common Stock. In lieu thereof, the Company or the employing corporation shall have the right to withhold the amount of such taxes from any other sums due or to become due from such corporation to the recipient as the Committee shall prescribe. The Committee may, in its discretion and subject to such rules as it may adopt (including any as may be required to satisfy applicable tax and/or non-tax regulatory requirements), permit a participant to pay all or a portion of the federal, state and local withholding taxes arising in connection with any Stock Option consisting of shares of Common Stock by electing to have the Company withhold shares of Common Stock having a Fair Market Value equal to the amount of tax to be withheld, such tax calculated at rates required by statute or regulation.

11.  TENURE.

     A participant's right, if any, to continue to serve the Company as a director, officer, employee, or otherwise, shall not be enlarged or otherwise affected by his or her designation as a participant under the Plan.

12.  UNFUNDED PLAN.

     Participants shall have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any participant, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

13.  NO FRACTIONAL SHARES.

     No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan. The Committee shall determine whether cash or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

14.  DURATION, AMENDMENT AND TERMINATION.

     No Stock Option shall be granted more than 10 years after the Effective Date (as defined below). The Board may amend the Plan from time to time or suspend or terminate the Plan at any time; provided, however, that no action authorized by this Section 14 shall reduce the amount of any existing Stock Option or change the terms and conditions thereof without the participant's consent. No amendment of the Plan shall, without approval of the stockholders of the Company, (i) increase the total number of shares which may be issued under the Plan, (ii) increase the maximum number of shares underlying all Stock Options that may be granted to any individual during the term of the Plan, (iii) modify the requirements as to eligibility for Stock Options grants under the Plan, or (iv) disqualify any Incentive Stock Options granted hereunder.

15.  GOVERNING LAW.

     This Plan, Stock Options granted hereunder and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).

16.  EFFECTIVE DATE.

          (a) The Plan shall be effective as of the date on which the Plan, having been theretofore adopted by the Committee, shall be ratified by the Board (the "Effective Date"); provided, however, that the Plan shall thereafter be approved by the stockholders of the Company at an annual meeting or any special meeting of stockholders of the Company within 12 months after the Effective Date, and such approval of stockholders shall be a condition to the right of each participant to receive Stock Options hereunder. Any Stock Option granted under the Plan prior to such approval of stockholders shall be effective as of the date of grant (unless, with respect to any Stock Option, the Committee specifies otherwise at the time of grant), but no such Stock Option may be exercised or settled and no restrictions relating to any Stock Option may lapse prior to such stockholder approval, and if stockholders fail to approve the Plan as specified hereunder, any such Stock Option shall be cancelled.

          (b) This Plan shall terminate on the tenth anniversary of the Effective Date (unless sooner terminated by the Board).

                           FAMILY BARGAIN CORPORATION
                 4000 RUFFIN ROAD, SAN DIEGO, CALIFORNIA 92123
           PROXY FOR THE JUNE 25, 1997 ANNUAL MEETING OF STOCKHOLDERS

              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF
                          FAMILY BARGAIN CORPORATION.

        The undersigned stockholder of FAMILY BARGAIN CORPORATION (the "Company") hereby appoints James D. Somerville and William W. Mowbray, and each of them, the lawful attorneys and proxies of the undersigned, each with several powers of substitution to vote all the shares of Common Stock and Series B Junior Exchangeable Convertible Preferred Stock (the "Series B Preferred Stock") of the Company held of record by the undersigned on May 19, 1997 at the Annual Meeting of Stockholders to be held at the Hyatt La Jolla, 3777 La Jolla Village Drive, San Diego, California, on June 25, 1997 at 10:00 a.m., local time, and at any adjournment or postponement thereof, with all the powers the undersigned would possess if personally present, upon all matters set forth in the Notice of the Annual Meeting of Stockholders and Proxy Statement dated may 22, 1997.



                                                                    SEE REVERSE
                                                                        SIDE

   Please mark your
X  vote as indicated
   in this example


THE BOARD RECOMMENDS A VOTE "FOR" ITEMS 1, 2, AND 3.

                  FOR    WITHHOLD AUTHORITY
1. ELECTION AS   [   ]        [   ]      JAMES D. SOMERVILLE,
   CLASS I                               H. WHITNEY WAGNER AND
   DIRECTORS                             THOMAS G. WELD

(INSTRUCTIONS; TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE SUCH NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

------------------------------------------------------------------------------

2. RATIFICATION OF SELECTION OF               FOR      AGAINST     ABSTAIN
   INDEPENDENT AUDITORS.                     [   ]      [   ]       [   ]

3. ADOPTION OF THE FAMILY BARGAIN            [   ]      [   ]       [   ]
   1997 STOCK OPTION PLAN.

Shares represented by all properly executed proxies will be voted in accordance with instructions appearing on the proxy and in the discretion of the proxy holders as to any other matter that may properly come before the Annual Meeting of Stockholders. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, PROXIES WILL BE VOTED FOR ITEMS 1, 2, AND 3, AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF STOCKHOLDERS.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

SIGNATURE(S)_________________________________________ DATED: ________________
Please sign exactly as name(s) appears on this proxy, and date this proxy.
When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.